Exhibit 8.1

August 26, 2016

Ardmore Shipping Corporation

Cumberland House

1 Victoria Street, 5th Floor

Hamilton, HM11

Bermuda

Re: Ardmore Shipping Corporation

Ladies and Gentlemen:

You have requested our opinion regarding certain United States federal income tax matters relating to Ardmore Shipping Corporation (the “Company”) and the holders of shares of the Company’s common stock, par value $0.01 per share.

In formulating our opinion as to these matters, we have examined such documents as we have deemed appropriate, including (i) the registration statement on Form F-3 (the “Registration Statement”), as filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”), as thereafter amended and supplemented, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of up to $500,000,000 of securities for the sale from time to time by the Company and the offer or resale by a certain selling shareholder, named in the Prospectus (as defined below), of up to an aggregate of 1,523,771 shares of the Company’s common stock previously issued or sold, as applicable, to the selling shareholder in a registered public offering and pursuant to the Company’s Dividend Reinvestment Plan; and (ii) the prospectus of the Company included in the Registration Statement (the “Prospectus”). We have also obtained such additional information as we have deemed relevant and necessary from representatives of the Company.

Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

Based on the facts as set forth in the Registration Statement and the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2015 (the “Annual Report”), which is incorporated by reference into the Registration Statement, and in particular, on the representations, covenants, assumptions, conditions and qualifications described (i) in the Annual Report in the sections entitled “Item 10.E. Taxation of Holders—U.S. Federal Income Tax Considerations” and “Item 10.E. Taxation of Holders—Marshall Islands Tax Considerations” and in the risk factors entitled “U.S. tax authorities could treat us as a ‘passive foreign investment company,’ which could have adverse U.S. federal income tax consequences to U.S. holders” and “We may have to pay tax on U.S. source shipping income, which would reduce our earnings,” and (ii) in the Prospectus in the sections entitled “Tax Considerations—U.S. Federal Income Tax Considerations” and “Tax Considerations—Marshall Islands Tax Considerations,” we hereby confirm that the opinions with respect to United States federal income tax considerations and Marshall Islands tax considerations expressed in the discussions in the sections listed in (i) and (ii) are the opinions of Seward & Kissel LLP and accurately state our view as to the tax matters discussed therein.

Our opinions and the tax discussion as set forth in or incorporated by reference into the Prospectus are based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Prospectus.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us and the discussions of advice provided by us (i) in the Annual Report in the sections entitled “Item 10.E. Taxation of Holders—U.S. Federal Income Tax Considerations” and “Item 10.E. Taxation of Holders—Marshall Islands Tax Considerations” and in the risk factors entitled “U.S. tax authorities could treat us as a ‘passive foreign investment company,’ which could have adverse U.S. federal income tax consequences to U.S. holders” and “We may have to pay tax on U.S. source shipping income, which would reduce our earnings,” and (ii) in the sections in the Prospectus entitled “Tax Considerations—U.S. Federal Income Tax Considerations” and “Tax Considerations—Marshall Islands Tax Considerations.” In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement or Prospectus.

Very truly yours,

/s/ Seward & Kissel LLP

SEWARD & KISSEL LLP